     As filed with the Securities and Exchange Commission on March 2, 1999
                                                      Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                               ----------------
                                  MATTEL, INC.
             (Exact name of Registrant as specified in its charter)

                  Delaware                                       95-1567322
       (State or other jurisdiction of                        (I.R.S. Employer
       incorporation or organization)                       Identification No.)

                           333 Continental Boulevard
                       El Segundo, California 90245-5012
                                 (310) 252-2000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                              Lee B. Essner, Esq.
               Assistant General Counsel and Assistant Secretary
                           333 Continental Boulevard
                       El Segundo, California 90245-5012
                                 (310) 252-2000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                             Thomas C. Sadler, Esq.
                                Latham & Watkins
                       633 West Fifth Street, Suite 4000
                       Los Angeles, California 90071-2007
                                 (213) 485-1234

  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

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                                                                  Proposed
                                                    Proposed      maximum
                                                    maximum      aggregate    Amount of
     Title of each class of        Amount to be  offering price   offering   registration
   securities to be registered      registered    per share(1)    price(2)       fee
-----------------------------------------------------------------------------------------
Common Stock, par value $1.00 per
 share (including the Preference
 Share Purchase Rights attached
 thereto)(3)....................   10,734,400(4)     $26.25     $281,778,000   $78,335
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------

(1) Based upon the average of the high and low prices of our common stock reported on the New York Stock Exchange on February 23, 1999, pursuant to Rule 457(c) of the Securities Act of 1933, as amended.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.
(3) Shares of our common stock being registered hereby are accompanied by preference share purchase rights. Until the occurrence of specific prescribed events, such rights are not exercisable, are evidenced by the certificates for our common stock and will be transferred along with and only with our common stock.
(4) Includes (a) the shares of our common stock issuable upon exchange or redemption of outstanding Exchangeable Non-Voting Shares of Softkey
    Software Products Inc. and (b) the shares of our common stock initially issuable upon conversion of our 5- 1/2% Senior Convertible Notes due 2000 and, pursuant to Rule 416 under the Securities Act, an indeterminate number of shares of our common stock that may be issued upon either exchange or redemption of exchangeable shares by reason of adjustment of the exchange ratio due to anti-dilution provisions or upon conversion of the notes by reason of the adjustment of the conversion price due to anti-dilution provisions.
  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not issue these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED MARCH 2, 1999

PROSPECTUS

                                  Mattel, Inc.

                       10,734,400 Shares of Common Stock

                                  -----------

  This prospectus relates to the shares of Mattel common stock, $1.00 par value per share, that we must issue to you:

  . if you elect to exchange your Exchangeable Non-Voting Shares issued by our Canadian subsidiary, Softkey Software Products Inc. for shares of our common stock; or

  . if you elect to convert your 5 -1/2% Senior Convertible Notes due 2000 of Mattel into shares of our common stock.

Holders of Exchangeable Shares.

  You may exchange your exchangeable shares for shares of our common stock at any time. When you exchange your exchangeable shares for our common stock, you
will receive       shares of our common stock for each exchangeable share. You also will receive a cash amount equal to any declared and unpaid dividends on the exchangeable shares if the record date is prior to the date of exchange.

  To exchange your exchangeable shares for our common stock, you will need to complete and execute a notice of retraction. A form of this notice of retraction may be obtained from Softkey's transfer agent, CIBC Mellon Trust Company. You will need to deliver a notice of retraction, together with the certificates representing your exchangeable shares, to CIBC Mellon Trust Company.

  February 4, 2005 is the automatic redemption date. On that date, Softkey will redeem or we will acquire all of the then outstanding exchangeable shares by
delivering, for each exchangeable share,            shares of our common stock
plus a cash amount equal to any declared and unpaid dividends. In this prospectus, we use the word "exchange" to refer to an exchange by you, a redemption by Softkey and the acquisition of your exchangeable shares by Mattel.

Holders of Notes.

  You may convert your notes into shares of our common stock at any time prior to November 1, 2000, the maturity date for the notes. Subject to some adjustments, the conversion price is $53 per share. We may redeem the notes prior to November 1, 2000. If we call the notes for redemption, your conversion rights generally expire on the day immediately prior to the redemption date. To convert your notes, you will need to deliver your notes and other required documents to State Street Bank and Trust Company, the trustee for the notes.

  Our common stock is listed on the New York Stock Exchange and the Pacific Exchange, Inc. under the symbol "MAT." On February 26, 1999, the last reported sales price of our common stock on the New York Stock Exchange was $26.375 per share.

  We have not engaged any broker, dealer or underwriter in connection with this offering of our common stock.

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                                  -----------

              The date of this prospectus is               , 1999.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
   About This Prospectus..................................................   1
   Forward-Looking Statements.............................................   1
   The Company............................................................   2
   Use of Proceeds........................................................   2
   Plan of Distribution Relating to Exchange of the Exchangeable Shares...   3
   Plan of Distribution Relating to Conversion of Notes...................   8
   Description of Mattel Capital Stock....................................  11
   Income Tax Considerations Regarding the Exchangeable Shares............  14
   Where You Can Find More Information....................................  27
   Incorporation of Certain Documents by Reference........................  27
   Legal Matters..........................................................  28
   Experts................................................................  28

                             ABOUT THIS PROSPECTUS

  Certain important business and financial information about us that is not included in this prospectus is considered to be a part of this prospectus because it is included in other documents that are incorporated by reference in this prospectus. Among such documents are our and The Learning Company, Inc.'s most recently filed Annual Reports on Form 10-K and Quarterly Reports on Forms 10-Q and 10-Q/A filed since those Annual Reports on Form 10-K were filed. For a complete list of the documents incorporated by reference, see "Where You Can Find More Information" on page 27.

  At your request, we will provide to you, without charge, a copy of any or all of the documents that are incorporated by reference in this prospectus other than exhibits to such documents. Requests for documents shall be directed to Mattel, Inc., 333 Continental Boulevard, El Segundo, California, 90245-5012, attention: Corporate Secretary; Telephone No.: (310) 252-2703.

  All dollar amounts referred to in this prospectus are in U.S. dollars.

                               ----------------

  Mattel, Inc. has not authorized any person to give you any information or to make any representation not contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus as if we had authorized it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates and this prospectus is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. You should not assume that the information contained in this prospectus is correct on any date after the date of this prospectus, even though this prospectus is delivered or shares are sold pursuant to this prospectus on a later date.

                               ----------------

                           FORWARD-LOOKING STATEMENTS

  This prospectus and the documents that we incorporate by reference may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. We do not guarantee that the transactions and events described in forward-looking statements will happen as described or that they will happen at all. You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases.

  Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "we," "us," "our," the "Company" or "Mattel" mean Mattel, Inc.

                                  THE COMPANY

General.

  Mattel designs, manufactures, and markets a broad variety of children's products on a worldwide basis through both sales to retailers and direct to consumers. Our business is dependent in great part on our ability each year to redesign, restyle and extend existing core products and product lines, to design and develop innovative new products and product lines and to expand our marketing capability. Our portfolio of brands can be grouped in the following four categories:

  . Girls - including Barbie(R) fashion dolls and accessories, collector dolls, Fashion Magic(R) American Girl(R), Cabbage Patch Kids(R), and Polly Pocket(R);

  . Infant and Preschool - including Fisher Price(R), Disney preschool and plush, Power Wheels(R), Sesame Street(R), See "N Say(R), Magna Doodle(R) and View-Master(R);

  . Entertainment - including Disney, Nickelodeon, games and puzzles; and

  . Wheels - including Hot Wheels(R), Matchbox(R), Tyco Electric Racing(R), and Tyco Radio Control(R).

  As a result of our recent merger with The Learning Company, Inc. we now also develop and publish a broad range of high-quality branded consumer software for personal computers that educate across every age category, from young children to adults. Our primary emphasis is in education and productivity software, but we also offer a selection of lifestyle and to a lesser extent, entertainment products, both in North America and internationally.

  Our principal executive offices are located at 333 Continental Boulevard, El Segundo, California 90245-5012. Our telephone number is (310) 252-2703.

                                USE OF PROCEEDS

  We will not receive any cash proceeds when you exchange exchangeable shares for shares of our common stock or when you convert notes into shares of our common stock.

                   PLAN OF DISTRIBUTION RELATING TO EXCHANGE
                             OF EXCHANGEABLE SHARES

General.

  Our common stock may be issued to you as follows:

  . you may require at any time that your exchangeable shares be exchanged
    for shares of our common stock at a rate of       shares of our common
    stock for each exchangeable share;

  . Softkey may redeem the outstanding exchangeable shares on February 4,
    2005 for         shares of our common stock for each exchangeable share;
    and

  . upon liquidation of Mattel or Softkey, you may be required to, or may
    elect to, exchange your exchangeable shares for         shares of our
    common stock for each exchangeable share.

  We have not engaged any broker, dealer or underwriter in connection with this offering of our common stock.

  The following is a summary that highlights some of the rights, privileges, restrictions and conditions relating to the terms on which our common stock may be issued to you in exchange for your exchangeable shares. The specific provisions governing the exchangeable shares are set forth in the Articles of Arrangement of Softkey Software Products Inc. and the Voting and Exchange Trust Agreement as amended and supplemented by the Voting and Exchange Trust Supplement, each of which is included as an exhibit to the registration statement of which this prospectus is a part. You should read the Articles of Arrangement, the Voting and Exchange Trust Agreement and the Voting and Exchange Trust Supplement for a more complete understanding of the exchangeable shares.

Election by holders to exchange.

  As a holder of exchangeable shares, you have the right at any time to retract (that is, to require Softkey to redeem) any or all of the exchangeable shares you hold. If you decide to retract your exchangeable shares you will receive shares of our common stock for each exchangeable share plus a cash amount equal to any declared and unpaid dividends if the record date for the dividend is prior to the date of exchange. You may elect to retract your exchangeable shares by presenting to Softkey's transfer agent:

  . a certificate or certificates representing the number of exchangeable shares to be retracted;

  . a written notice of retraction, the form of which you may obtain from Softkey or its transfer agent, specifying the number of exchangeable shares you want to retract and the retraction date; and

  . such other documents as Softkey or its transfer agent may require to effect the retraction of the exchangeable shares.

  The retraction date is the date you indicate in your notice of retraction that you want the retraction to occur. The date you indicate may not be less than five nor more than ten business days after Softkey receives your notice of retraction. The address to send your exchangeable shares, notice of retraction and other documents is listed under "Delivery of our common stock" on page 7.

  Softkey will not be required to redeem exchangeable shares if the redemption would be contrary to solvency requirements or other provisions of applicable law. In that event, we will purchase each exchangeable share not redeemed by
Softkey for      shares of our common stock plus a cash amount equal to any declared and unpaid dividends if the record date for the dividend is prior to the date of purchase.

  Softkey must immediately notify Mattel of the receipt of any notice of retraction because we have an overriding "retraction call right" to purchase all of the exchangeable shares specified in any notice of retraction. If we exercise our retraction call right, we will deliver to the transfer agent for payment to you, for each exchangeable share presented for retraction, shares of our common stock plus a cash amount equal to any declared and unpaid dividends if the record date for the dividend is prior to the date of purchase. We will advise Softkey within two business days of Softkey's receipt of the notice of retraction whether we will exercise the retraction call right. Softkey will advise you if we do not exercise our retraction call right.

  You may revoke your notice of retraction at any time prior to the close of business on the business day preceding the retraction date. If you revoke your notice of retraction, your exchangeable shares will not be purchased by Mattel or redeemed by Softkey. If you do not revoke your notice of retraction, each exchangeable share that you requested Softkey to redeem will be, as described above, either:

  . acquired by Mattel if we exercise our retraction call right; or

  . redeemed by Softkey.

Automatic redemption of exchangeable shares.

  February 4, 2005 is the automatic redemption date. On that date, Softkey may redeem all of the then outstanding exchangeable shares by delivering, for each
exchangeable share,       shares of our common stock plus a cash amount equal
to any declared and unpaid dividends. Softkey will, at least 120 days prior to the automatic redemption date, provide the registered holders of the exchangeable shares with written notice of the proposed redemption of the exchangeable shares. This automatic redemption is subject to applicable law and to our redemption call right described below.

  On at least 60 days' prior written notice to holders of the exchangeable shares, the board of directors of Softkey may:

  . extend the automatic redemption date to a later date; or

  . accelerate the automatic redemption date to an earlier date if less than 500,000 exchangeable shares are outstanding, other than exchangeable shares held by Mattel and entities controlled by or under common control with Mattel, and subject to permitted anti-dilutive adjustments.

  Notwithstanding any proposed redemption of the exchangeable shares, we have an overriding redemption call right to purchase, on the automatic redemption date, all but not less than all of the exchangeable shares then outstanding. We may exercise our redemption call right by notifying Softkey and the transfer agent for the exchangeable shares of our intention to exercise such right at least 125 days prior to the automatic redemption date. The transfer agent will notify you whether or not we exercise our redemption call right. If we exercise our redemption call right, we will deliver to the transfer agent for payment to
you on the automatic redemption date, for each exchangeable share,      shares
of our common stock plus a cash amount equal to any declared and unpaid dividends.

Liquidation rights.

  Softkey's liquidation. If Softkey liquidates, dissolves or winds-up or otherwise distributes its assets among its shareholders for purposes of winding up its affairs, you will receive from Softkey, for each exchangeable share, a
liquidation payment equal to     shares of our common stock plus a cash amount
equal to any declared and unpaid dividends if the record date for the dividend is prior to the date of payment. The liquidation payment will be paid to you as a holder of exchangeable shares before payment is made to any holder of any class of stock ranking junior to the exchangeable shares. The payment of the liquidation payment is subject to applicable law and to our liquidation call right described below.

  We may exercise our liquidation call right by notifying Softkey and the transfer agent for the exchangeable shares of our intention to exercise such right at least 55 days prior to the date of Softkey's voluntary liquidation, dissolution or winding-up and at least 5 business days prior to Softkey's involuntary liquidation, dissolution or winding-up. The transfer agent will notify you whether or not we exercise our liquidation call right. If we exercise our liquidation call right, we will deliver to the transfer agent for
payment to you, for each exchangeable share,      shares of our common stock
plus a cash amount equal to any declared and unpaid dividends if the record date for the dividend is prior to the date of payment.

  If there is a Softkey insolvency event, as a holder of exchangeable shares you may instruct CIBC Mellon Trust Company, the trustee under the Voting and Exchange Trust Agreement, to exercise the trustee's exchange right and require Mattel to purchase any or all of your exchangeable shares for the liquidation payment. A Softkey insolvency event means:

  . the institution by Softkey of any proceeding asking that Softkey be adjudicated as bankrupt or insolvent or to be dissolved or wound up, or the consent of Softkey to the institution of bankruptcy, insolvency, dissolution or winding up proceedings against it;

  . the filing of a petition, answer or consent seeking dissolution or winding up under any bankruptcy, insolvency or analogous laws, and Softkey's failure to contest in good faith any such proceedings commenced within 15 days of becoming aware of it;

  . Softkey's consent to the filing of any such petition or to the appointment of a receiver;

  . Softkey's making of a general assignment for the benefit of creditors;

  . Softkey's admission in writing of its inability to pay its debts generally as they become due; or

  . Softkey's not being permitted, pursuant to solvency requirements of applicable law, to redeem any exchangeable shares presented for retraction.

  Upon notice from the trustee of the exercise of the exchange right, we will deliver to the trustee for payment to you, for each outstanding exchangeable
share,       shares of our common stock plus a cash amount equal to any declared and unpaid dividends if the record date for the dividend is prior to the date of purchase.

  Liquidation of Mattel. If there is a Mattel insolvency event, in order for you to participate on an equal basis with the holders of our common stock, each outstanding exchangeable share will be automatically exchanged for shares of our common stock plus a cash amount equal to any declared and unpaid dividends. A Mattel insolvency event means:

  . our board of directors decides to institute voluntary liquidation, dissolution, or winding-up proceedings or to effect any other distribution of our assets among our stockholders for the purpose of winding up our affairs; or

  . our receipt of notice of, or our otherwise becoming aware of, any threatened or instituted claim, suit or other proceedings with respect to our involuntary liquidation, dissolution or winding-up or to effect any other distribution of our assets among our stockholders for the purpose of winding up our affairs.

  To effect the automatic exchange of exchangeable shares for shares of our common stock, we will be deemed to have purchased each exchangeable share outstanding on the fifth business day prior to the time of the Mattel insolvency event.

Adjustments.

  The number of shares of our common stock for which each exchangeable share is exchangeable will be adjusted to reflect any:

  . stock split;

  . reverse split;

  . stock dividend, including any dividend or distribution of securities convertible into our common stock;

  . amalgamation, merger or reorganization;

  . recapitalization;

  . reclassification; or

  . other similar change regarding our common stock.

Fractional shares of our common stock.

  We will not issue you fractional shares of our common stock upon exchange of exchangeable shares. Instead we will pay you cash for any fractional portion based on the market price of the shares of our common stock.

Delivery of our common stock.

  To retract your exchangeable shares, follow the instructions listed under "Election by holders to exchange" on page 3.

  As described above, you may also receive shares of our common stock plus any additional cash amount payable if or when:

  . Softkey redeems or we exercise our redemption call right to acquire all of the outstanding exchangeable shares on the automatic redemption date; or

  . Softkey liquidates or we exercise our liquidation call right.

  To receive shares of our common stock and any additional cash amount payable in the above listed circumstances you must present to Softkey's transfer agent, CIBC Mellon Trust Company:

  . a certificate or certificates representing the number of exchangeable shares to be retracted or purchased; and

  . such other documents as Softkey or the transfer agent may require to effect the transfer of your exchangeable shares.

  If you instruct the trustee under the Voting and Exchange Trust Agreement to exercise the trustee's exchange right, in addition to the certificates and other documents described above, you must also present to CIBC Mellon Trust Company, as trustee, a notice of exercise of the exchange right in the form contained on the reverse side of the exchangeable share certificates.

  The address to mail your certificates and other documents is: CIBC Mellon Trust Company, P.O. Box 7010, Adelaide Street Postal Station, Toronto, ON, M5C 2W9. The address to hand deliver, or send by messenger, your certificates and other documents is: CIBC Mellon Trust Company, 199 Bay Street, Securities Level, Toronto, ON, M5L 169, Attn: Courier Window.

              PLAN OF DISTRIBUTION RELATING TO CONVERSION OF NOTES

  The notes will mature on November 1, 2000 unless previously redeemed or converted. You are entitled through the close of business on November 1, 2000, subject to prior redemption, to convert your notes or portions of your notes (in denominations of $1,000 or multiples of $1,000) into our common stock, at a conversion price of $53 per share, subject to adjustment as described below. However, if notes are called for redemption, the conversion rights will expire at the close of business on the business day immediately prior to the date fixed for redemption, unless we default in payment of the redemption price. If you exercise your option to require us to repurchase the notes upon a change of control, a note or portion of a note may be converted only if you withdraw your election to require us to repurchase your notes.

  Except as described below, we will not make any adjustments on conversion of notes for any interest accrued or for dividends on any common stock issued. If you surrender your notes for conversion after a record date for the payment of interest and prior to the next succeeding interest payment date, your notes must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount converted. We are not required to issue fractional shares of common stock upon conversion of notes. Instead we will pay cash for any fractional shares based upon the market price of our common stock on the last business day prior to the date of conversion.

  The conversion price may be adjusted under the indenture if we take some types of actions, including if we:

  . issue our common stock as a dividend or distribution on our common stock;

  . issue to all holders of our common stock some types of rights or warrants to purchase our common stock at less than the current market price;

  . subdivide, combine or reclassify our common stock under some circumstances;

  . distribute to all holders of our common stock (1) our capital stock
    (other than common stock), (2) evidences of indebtedness of Mattel or
    (3) assets, including securities, but excluding:

    (a) the dividends, rights, warrants and distributions referred to above;

    (b) dividends and distributions in connection with Mattel's liquidation, dissolution or winding up; and

    (c) dividends and distributions paid exclusively in cash (other than as described below);

  . make an all cash distribution to all holders of our common stock in an aggregate amount that, combined with all other all-cash distributions we made within the preceding 12 months for which no adjustment was made, exceeds 20% of Mattel's market capitalization; and

  . purchase our common stock pursuant to a tender offer made by us or any of our subsidiaries involving an aggregate amount of consideration that, together with:

    (a) any cash and the fair market value of any other consideration payable in any other tender offer by us or any of our subsidiaries for our common stock expiring within the 12 months preceding the tender offer for which no adjustment was made, and

    (b) the aggregate amount of any such all-cash distributions referred to in the immediately preceding bullet point to all holders of our common stock within the 12 months preceding the expiration of the tender offer for which no adjustment was made, exceeds 20% of Mattel's market capitalization on the expiration of the tender offer.

  Except as stated above, we will not adjust the conversion price:

  . if we issue our common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase any of the foregoing;

  . unless the adjustments would require a change of at least 1% of the conversion price then in effect; except that any adjustment that would otherwise be required to be made will be carried forward and taken into account in any subsequent adjustment; and

  . for shares of common stock issued pursuant to a plan for reinvestment of dividends or interest.

  If we:

  . reclassify or change our common stock, other than changes in par value or from par value to no par value, or resulting from a subdivision or a combination, or

  . consolidate or merge or sell or convey to another corporation all or substantially all of our property and assets,

and as a result, holders of our common stock are entitled to receive stock, other securities, other property or assets, including cash, in exchange for our common stock, then you may thereafter convert your notes into the kind and amount of stock, other securities or other property or assets which you would have owned or been entitled to receive upon the reclassification, change, consolidation, merger, sale or conveyance had you converted your notes into common stock immediately prior to the reclassification, change, consolidation, merger, sale or conveyance.

  In the event of a taxable distribution to holders of our common stock or other transaction resulting in any adjustment of the conversion price, you may, in some circumstances, be deemed to have received a distribution subject to the United States income tax as a dividend. In some other circumstances, the absence of such an adjustment may result in a taxable dividend to the holders of our common stock.

  We may, to the extent permitted by law, reduce the conversion price by any amount for any period of at least 20 days. We will give you at least 15 days' notice of such decrease. However, we can only reduce the conversion price if our board of directors determines that the decrease is in our best interests. Their determination will be conclusive. If we determine it is advisable, we may also reduce the conversion price to avoid or diminish any income tax to our stockholders resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

Delivery of our common stock.

  To receive shares of our common stock plus any cash payable for fractional shares upon conversion of your notes you must present and/or surrender to State Street Bank and Trust Company, the trustee for the notes:

  . your note, duly endorsed, along with any funds required if you surrender after a record date for payment of interest and prior to the next succeeding payment of interest date; and

  . a written notice of conversion in the form provided with the notes, or such other notice that is acceptable to Mattel, that:

            (a) states that you elect to convert your notes;

            (b) indicates the name(s) and address(es) in which the
                certificate(s) for shares of our common stock should be issued; and

            (c) is accompanied by transfer taxes, if any.

  If you want Mattel to issue shares of common stock in a name other than that registered for your note, your note must be duly endorsed by the registered holder or accompanied by instruments of transfer in a form satisfactory to Mattel and executed by the person surrendering the note for conversion.

  Once you have satisfied the requirements for conversion, and subject to any restrictions on transfers if the shares issued are in a name other than that of the registered holder, we will issue and deliver to you at our office a certificate or certificates for the number of full shares issuable upon conversion and a check or cash for any amount of declared but unpaid dividends.

  To convert any beneficial interest in a note in global form you must complete the instruction form for conversion required by The Depository Trust Company's book-entry conversion program and comply with any additional requirements.

                      DESCRIPTION OF MATTEL CAPITAL STOCK

  The following is a summary of the material terms of our capital stock. Because it is only a summary, it does not contain all information that may be important to you. Therefore, you should read carefully the more detailed provisions of our certificate of incorporation, our bylaws, as amended, the Rights Agreement described below and the Deposit Agreement, dated June 24, 1996, among Tyco Toys, Inc., Midatlantic Bank, N.A., as depositary, and all holders from time to time of depositary receipts thereunder, as amended on March 27, 1997.

General.

  As of the date of this prospectus, our authorized capital stock consists of:

  . 1,000,000,000 shares of common stock, par value $1.00 per share;

  . 3,000,000 shares of preferred stock, par value $1.00 per share, of which 772,800 shares have been designated as Series C preferred stock and one share has been designated as special voting preferred stock, par value $1.00 per share; and

  . 20,000,000 shares of preference stock, par value $.01 per share, of which 2,000,000 shares have been designated Series E junior participating preference stock.

  No other classes of capital stock are authorized under our certificate of incorporation. The issued and outstanding shares of common stock and preferred stock are duly authorized, validly issued, fully paid and nonassessable.

Common Stock.

  Holders of our common stock have no preemptive, redemption or conversion rights. The holders of our common stock are entitled to receive dividends when and as declared by our board of directors out of funds legally available for the payments. Upon liquidation, dissolution or winding up, the holders of our common stock may share ratably in our net assets after payment of liquidating distributions to holders of our preferred stock or our preference stock, if any. Each holder of our common stock is entitled to one vote per share of common stock held of record by such holder and may cumulate its votes in the election of directors. Each outstanding share of our common stock is accompanied by a right to purchase 128/37,500ths, as adjusted to reflect a series of stock splits, of a Series E preference share. Our board has reserved 1,924,900 Series E preference shares for issuance. There are currently no Series E preference shares outstanding. See "--Description of preference share purchase rights."

  The registrar and transfer agent for our common stock is BankBoston, N.A.

Description of preference share purchase rights.

  On February 7, 1992, our board of directors declared a dividend of one preference share purchase right for each outstanding share of our common stock. The description and terms of the purchase rights are set forth in a Rights Agreement dated as of February 7, 1992, between Mattel and BankBoston, N.A., formerly The First National Bank of Boston, as rights agent. The purchase rights have anti-takeover effects that are intended to discourage coercive or unfair takeover tactics and to encourage any potential acquirer to negotiate a price fair for all our stockholders. The purchase rights may cause substantial dilution to an acquiring party that attempts to acquire Mattel on terms not approved by our board of directors, but the purchase rights will not interfere with any negotiated merger or other business combination. See "Where You Can Find More Information" on page 27.

  If any person or group acquires beneficial ownership of 20% or more of the outstanding shares of our common stock and the exchangeable shares, each holder of a purchase right, other than a purchase right beneficially owned by the acquiring person, will thereafter have the right to receive upon exercise that number of shares of our common stock having a market value of two-times the exercise price of the purchase right. In addition, if after such acquisition of 20% or more of the outstanding shares of our common stock and the exchangeable shares, we are acquired in a merger or other business combination or transaction of 50% or more of our consolidated assets or earning power are sold, other than resulting from a qualifying offer, each holder of a purchase right will receive, upon exercise of that purchase right at the prevailing exercise price of the purchase right, that number of shares of common stock of the acquiring company which, at the time of such transaction, will have a market value of two times the exercise price of the purchase right.

Preferred Stock.

  Our board of directors has the power, without further vote of stockholders, to authorize the issuance of up to 3,000,000 shares of preferred stock and 20,000,000 shares of preference stock and to fix and determine the terms, limitations and relative rights and preferences of any shares of preferred stock or preference stock. This power includes the authority to establish voting, dividend, redemption, conversion, liquidation and other rights of any such shares. Other than as described in this prospectus, there are no shares of our preferred stock or our preference stock currently outstanding.

Series C Mandatorily Convertible Redeemable Preferred Stock; Series C Depositary Shares.

  We have issued and outstanding 771,920 shares of Series C preferred stock. In addition, there are 19,298,000 of Series C depositary shares outstanding. The shares of Series C preferred stock are represented by the Series C depositary shares, each such share representing one twenty-fifth of a share of Series C preferred stock. Subject to the terms of a deposit agreement, each owner of a Series C depositary share is entitled to all the rights and preferences of the Series C preferred stock represented thereby, and subject, proportionately, to all of the limitations of the Series C preferred stock represented thereby, contained in the Certificate of Designation relating to the Series C preferred stock.

  The holders of Series C preferred stock have the right with the holders of common stock to vote in the election of directors and upon each other matter coming before any meeting of the holders of common stock. Each share of Series C preferred stock is entitled to 12.219 votes and each Series C depositary share has 0.48876 votes. The holders of Series C preferred stock and common stock vote together as one class on such matter except as otherwise provided by law or by our certificate of incorporation.

Special Voting Preferred Stock.

  We issued a single share of special voting preferred stock to the trustee under the Voting and Exchange Trust Supplement pursuant to which each holder of exchangeable shares, other than us, our subsidiaries or any other entity we control, will be entitled to instruct the trustee to cast a number of votes attached to the share of special voting preferred stock equal to the number of shares of our common stock for which the exchangeable shares held by such holder are exchangeable. Except as otherwise required by law or our certificate of incorporation, the holder of record of the special voting preferred stock
will have a number of votes equal to          multiplied by the number of
exchangeable shares outstanding from time to time which are not owned by us, our subsidiaries or any other entity we control. The holder of the share of special voting preferred stock will vote together with the holders of our common stock and Series C preferred stock as a single class on all matters, except as may be required by applicable law or our certificate of incorporation. The holder of the share of special voting preferred stock will be entitled to receive $10.00 upon Mattel's liquidation, dissolution or winding up out of any of Mattel's assets available for distribution to stockholders. The share of special voting preferred stock is senior to our common stock upon liquidation, dissolution or winding up. The holder of the share of special voting preferred stock will not be entitled to receive dividends. When the share of special voting preferred stock has no votes attached to it because there are no exchangeable shares outstanding not owned by us, our subsidiaries or any other entity we control, and there are no shares of stock, debt, options or other agreements of Softkey that could give rise to the issuance of any exchangeable share, to any person, other than to Mattel or any entity we control, we are required to redeem the share of special voting preferred stock for $10.00.

           INCOME TAX CONSIDERATIONS REGARDINGTHE EXCHANGEABLE SHARES

Canadian federal income tax considerations.

  In the opinion of Osler, Hoskin & Harcourt, counsel for Mattel and Softkey, the following is a summary of the principal Canadian federal income tax considerations generally applicable under the Income Tax Act (Canada) to holders of exchangeable shares who acquire our common stock upon the exchange of exchangeable shares.

  This summary is based on the current provisions of the Canadian Tax Act, the regulations thereunder and counsel's understanding of the current administrative practices of Revenue Canada, Customs, Excise and Taxation. This summary also takes into account the proposed amendments to the Canadian Tax Act and the regulations thereunder publicly announced by the Minister of Finance prior to the date of this prospectus and assumes that all such proposed amendments will be enacted in their present form. However, we cannot assure you that the proposed amendments will be enacted in the form proposed, or at all. Except for the foregoing, this summary does not take into account or anticipate any changes in law, whether by legislative, administrative or judicial decision or action, nor does it take into account provincial, territorial or foreign tax legislation or considerations, which may differ from the Canadian federal income tax considerations described herein. No assurances can be given that subsequent changes in law or administrative policy will not affect or modify the opinions expressed herein. This summary summarizes the opinion of Osler, Hoskin & Harcourt included as exhibit 8.2 to the registration statement of which this prospectus forms a part.

  The Canadian federal income tax considerations applicable to each Softkey shareholder will vary according to each Softkey shareholder's particular circumstances. This summary is of a general nature only and is not intended to be, and should not be construed to be, legal or tax advice to any particular Softkey shareholder. Accordingly, Softkey shareholders should consult with their own tax advisors as to the tax consequences to them of exchanging their exchangeable shares for our common stock in their particular circumstances. No advance income tax ruling has been obtained from revenue Canada customs, excise and taxation to confirm the tax consequences of any of the transactions described herein.

  For the purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of our common stock, including dividends, adjusted cost base and proceeds of disposition, must be converted into Canadian dollars based on the prevailing United States dollar exchange rate at the time that such amounts arise.

 Softkey shareholders resident in Canada.

  The following portion of the summary is applicable only to Softkey shareholders who, for purposes of the Canadian Tax Act and any relevant bilateral tax treaty, and at all relevant times, are resident or deemed to be resident in Canada, hold their exchangeable shares and will hold their shares of our common stock as capital property and deal at arm's length with

Softkey and Mattel. This summary does not apply to a shareholder with respect to whom we are or will be a foreign affiliate within the meaning of the Canadian Tax Act or who holds more than 10% of the exchangeable shares.

  The exchangeable shares and our common stock will generally be considered to be capital property to a holder thereof provided that the holder does not hold any such shares in the course of carrying on a business of buying and selling shares and has not acquired such shares in a transaction considered to be an adventure in the nature of trade. Certain holders who might not otherwise be considered to hold their exchangeable shares as capital property may be entitled, in some circumstances, to have them treated as capital property by making the election provided by subsection 39(4) of the Canadian Tax Act. This election will not, however, be available where a Softkey shareholder has made an election under subsection 85(1) or subsection 85(2) of the Canadian Tax Act in connection with the acquisition of the exchangeable shares. In addition, the mark-to-market rules contained in the Canadian Tax Act relating to financial institutions, including some financial institutions, registered securities dealers and corporations controlled by one or more of the foregoing, will deem such financial institutions not to hold their exchangeable shares or our common stock as capital property for the purposes of the Canadian Tax Act. Softkey shareholders that are financial institutions should consult their own tax advisors to determine the tax consequences to them of the application of the mark-to-market rules.

  Redemption or exchange of exchangeable shares. A Softkey shareholder will be considered under the Canadian Tax Act to have disposed of exchangeable shares on:

  . a redemption (including pursuant to a notice of retraction) of such exchangeable shares by Softkey; or

  . our acquisition of such exchangeable shares pursuant to:

    (a) our liquidation, redemption or retraction call rights;

    (b) the exercise by a shareholder of an exchange right if there is a Softkey insolvency event; or

    (c) an automatic exchange if there is a Mattel insolvency.

  The Canadian federal income tax consequences of such a disposition are significantly different for the holder depending on whether the event giving rise to the disposition is a redemption by Softkey or an acquisition by Mattel. A Softkey shareholder who exercises the right to require redemption of an exchangeable share by giving a notice of retraction cannot control whether the exchangeable share will be acquired by Mattel under the retraction call right or redeemed by Softkey. The holder will, however, be notified if the retraction call right will not be exercised in which case the holder may cancel the notice of retraction and retain the exchangeable share.

  On the redemption, including pursuant to a notice of retraction, of an exchangeable share by Softkey, the holder of an exchangeable share will be deemed to have received a taxable dividend equal to the amount, if any, by which the redemption proceeds exceeds the paid-up capital, for purposes of the Canadian Tax Act, at that time, of the exchangeable share so redeemed. The redemption proceeds are the fair market value at that time of our common stock received by the holder from Softkey on the redemption plus the amount of any accrued but unpaid dividends on the exchangeable share.

  A shareholder who is an individual will be required to include in income dividends deemed to be received on the exchangeable shares, subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from taxable Canadian corporations.

  Subject to the discussion below as to the denial of the dividend deduction, in the case of a shareholder that is a corporation, other than a "specified financial institution" as defined in the Canadian Tax Act, dividends deemed to be received on the exchangeable shares will be included in computing the corporation's income and will generally be deductible in computing its taxable income. A corporation is a specified financial institution for purposes of the Canadian Tax Act if it is a bank, a trust company, a credit union, an insurance corporation or a corporation whose principal business is the lending of money to persons with whom the corporation is dealing at arm's length or the purchasing of debt obligations issued by such persons or a combination thereof, and corporations controlled by or related to such entities.

  In the case of a shareholder that is a specified financial institution, such a dividend will be deductible in computing its taxable income only if either:

  . the specified financial institution did not acquire the exchangeable shares in the ordinary course of the business carried on by such institution; or

  . at the time of the deemed receipt of the dividend by the specified financial institution, the exchangeable shares are listed on a prescribed stock exchange in Canada, which currently includes the Toronto Stock Exchange, and the specified financial institution, either alone or together with persons with whom it does not deal at arm's length, is not deemed to receive dividends in respect of more than 10% of the issued and outstanding exchangeable shares.

  A shareholder that is a "private corporation," as defined in the Canadian Tax Act, or any other corporation resident in Canada and controlled or deemed to be controlled by or for the benefit of an individual or related group of individuals may be liable under Part IV of the Canadian Tax Act to pay a refundable tax of 33- 1/3% on dividends deemed to be received on the exchangeable shares to the extent that such dividends are deductible in computing the shareholder's taxable income.

  If we or any other person with whom we do not deal at arm's length is a specified financial institution at a point in time that a dividend is deemed to be paid on an exchangeable share, then, subject to the exemption described below, dividends deemed to be received by a shareholder that is a corporation will not be deductible in computing taxable income but will be fully includable in taxable income under Part I of the Canadian Tax Act.

A shareholder that is a "Canadian-controlled private corporation," as defined in the Canadian Tax Act, may be liable to pay an additional refundable tax of 6- 2/3% on deemed dividends that are not deductible in computing taxable income. This denial of the dividend deduction for a corporate shareholder will not in any event apply if:

  . at the time a dividend is deemed to be received, the exchangeable shares are listed on a prescribed stock exchange, which currently includes the Toronto Stock Exchange;

  . we are "related" to Softkey for the purpose of the Canadian Tax Act;

  . the recipient, together with persons with whom the recipient does not deal at arm's length or any partnership or trust of which the recipient or person is a member or beneficiary, respectively, is not deemed to receive dividends on more than 10% of the issued and outstanding exchangeable share.

  The exchangeable shares will be "taxable preferred shares" and "short-term preferred shares" for purposes of the Canadian Tax Act. Accordingly, Softkey will be subject to a 66- 2/3% tax under Part VI.1 of the Canadian Tax Act on dividends deemed to be paid on the exchangeable shares and will be entitled to deduct 9/4 of the tax payable in computing its taxable income under Part I of the Canadian Tax Act.

  On the redemption, the holder of an exchangeable share will also be considered to have disposed of the exchangeable share for proceeds of disposition equal to the redemption proceeds less the amount of such deemed dividend. A holder will in general realize a capital loss or a capital gain equal to the amount by which the adjusted cost base to the holder of the exchangeable share exceeds or is less than such proceeds of disposition. The general tax treatment of capital gains and capital losses is discussed below under the heading "Capital gains and capital losses." In the case of a shareholder that is a corporation, in some circumstances the amount of any such deemed dividend may be treated as proceeds of disposition and not as a dividend.

  On the exchange of an exchangeable share by the holder thereof with us for our common stock such holder will be considered to have disposed of the exchangeable share for proceeds of disposition equal to the fair market value at that time of our common stock received on such exchange plus any declared and unpaid dividends in respect of such exchangeable share. Such holder will in general realize a capital gain or a capital loss equal to the amount by which the proceeds of disposition of the exchangeable share, net of any reasonable costs of disposition, exceed or are less than the adjusted cost base to the holder of the exchangeable share. The general tax treatment of capital gains and capital losses is discussed below under the heading "Capital gains and losses."

  The cost of our common stock received on the redemption of an exchangeable share by Softkey will be equal to the fair market value of our common stock received on the redemption. The cost of our common stock received on the exchange of an exchangeable share with us will be equal to the fair market value of our common stock received on the exchange. The cost of any of our such common stock will be averaged with the adjusted cost base of any of our other common stock held by the Softkey shareholder immediately before that time for the purposes of determining the holder's adjusted cost base of our common stock.

  Dividends on our common stock. Dividends on our common stock must be included in the recipient's income for the purposes of the Canadian Tax Act. Such dividends received by a holder who is an individual will not be subject to the gross-up and dividend tax credit rules in the Canadian Tax Act. A holder that is a corporation will include such dividends in computing its taxable income. A holder that is a Canadian controlled private corporation may be liable to pay an additional refundable tax of 6- 2/3% on such dividends. United States non-resident withholding tax paid in respect of such dividends, as discussed under the heading "United States Federal Tax Considerations" below, will be eligible for foreign tax credit or deduction treatment where applicable under the Canadian Tax Act.

  Disposition of our common stock. A disposition or deemed disposition of our common stock by a holder will generally result in a capital gain or capital loss equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, exceed or are less than the adjusted cost base to the holder of our common stock. The general tax treatment of capital gains and capital losses is discussed below under the heading "Capital gains and losses."

  Capital gains and losses. A Softkey shareholder's taxable capital gain (or allowable capital loss) from the disposition of exchangeable shares or our common stock will be equal to three-quarters of the amount of the shareholder's capital gain (or capital loss) in respect of such disposition. A Softkey shareholder must include any such taxable capital gain in income for the taxation year of disposition, and may, subject to the detailed provisions of the Canadian Tax Act, deduct any such allowable capital loss from taxable capital gains in the year in which such allowable capital loss is realized. Under the detailed rules contained in the Canadian Tax Act, any remaining allowable capital loss may generally be applied to reduce net taxable capital gains realized by the holder in the three preceding taxation years or in any subsequent taxation year.

  If the holder of an exchangeable share is a corporation, the amount of any capital loss arising from a disposition or deemed disposition of an exchangeable share may be reduced by the amount of dividends received or deemed to have been received by it on such an exchangeable share to the extent and under circumstances prescribed by the Canadian Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns exchangeable shares or where a trust or partnership of which a corporation is a beneficiary or a member is a member of a partnership or a beneficiary of a trust that owns exchangeable shares.

  Capital gains realized by an individual may be subject to alternative minimum tax under the Canadian Tax Act depending on the individual's circumstances.

  Softkey shareholders that are "Canadian controlled private corporations," as defined in the Canadian Tax Act, may be liable to pay an additional 6- 2/3% refundable tax in respect of taxable capital gains realized.

  Eligibility for investment. We have indicated to counsel that we will maintain the listing of our common stock on the New York Stock Exchange or another prescribed exchange.

  Qualified Investments. Provided our common stock is listed on a prescribed stock exchange, which currently includes the New York Stock Exchange, our common stock and our purchase rights will be qualified investments under the Canadian Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds and deferred profit sharing plans. Under proposed amendments to the Canadian Tax Act, our common stock will also be a qualified investment for trusts governed by a registered education savings plan.

  Our common stock and the purchase rights will be foreign property under the Canadian Tax Act.

Softkey shareholders not resident in Canada.

  The following portion of the summary is applicable only to Softkey shareholders:

  . who, for purposes of the Canadian Tax Act or any relevant bilateral treaty, have not been and will not be resident or deemed to be resident in Canada at any time while they have held exchangeable shares or will hold our common stock;

  . to whom exchangeable shares are not "taxable Canadian property" as defined in the Canadian Tax Act; and

  . who do not use or hold and are not deemed to use or hold such shares in connection with carrying on a business in Canada and, who do not carry on an insurance business in Canada.

  Generally, the exchangeable shares and our common stock will not be taxable Canadian property if:

  . such shares are listed on a prescribed stock exchange, which currently includes the Toronto Stock Exchange and the New York Stock Exchange;

  . the holder does not use or hold, and is not deemed to use or hold, such shares in connection with carrying on a business in Canada; and

  . none of the holder, persons with whom the holder does not deal at arm's length or the holder together with such persons owned or had under option at any time during the immediately preceding five year period, 25% or more of the issued shares of any class or series of the capital stock of Softkey or Mattel, as the case may be.

  The exchangeable shares are listed on the Toronto Stock Exchange and we intend to use our best efforts to cause Softkey to maintain such listing. We also intend to maintain the listing of our common stock on the New York Stock Exchange or another prescribed stock exchange.

  A non-resident shareholder will not be subject to tax under the Canadian Tax Act, on the exchange of an exchangeable share for our common stock, except to the extent the exchange results in a redemption of a exchangeable share, or on the sale or other disposition of our common stock. A holder whose exchangeable shares are redeemed either under Softkey's redemption right or pursuant to a notice of retraction will be deemed to receive a dividend as described above for shareholders resident in Canada under the heading "Redemption or exchange of exchangeable shares." The amount of such deemed dividend will be subject to the tax treatment accorded to dividends described below.

  Dividends deemed to be paid on the exchangeable shares are subject to non-resident withholding tax under the Canadian Tax Act at the rate of 25% although such rate may be reduced under the provisions of an applicable income tax treaty. Under the Income Tax Treaty between Canada and the United States effective August 16, 1984, as amended, the rate is generally reduced to 15% in respect of dividends paid to a person who is the beneficial owner of such shares and who is resident in the United States for purposes of the Income Tax Treaty.

United States federal tax considerations.

  The following is a summary of some material United States federal income and estate tax considerations relating to the conversion of the notes, the exchange of exchangeable shares for our common stock and the acquisition, ownership and disposition of our common stock, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated or proposed thereunder, judicial authority and current administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis. This summary deals only with holders that hold notes or exchangeable shares, or will hold our common stock, as "capital assets" within the meaning of Section 1221 of the Code. This summary does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks, tax-exempt organizations, insurance companies, dealers in securities or currencies, persons that will hold exchangeable shares or our common stock as a position in a hedging transaction, "straddle" or "conversion transaction" for tax purposes, or persons that have a "functional currency" other than the United States dollar. We have not sought any ruling from the Internal Revenue Service with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the Internal Revenue Service will agree with such statements and conclusions.


  Investors considering the conversion of their notes or exchange of exchangeable shares for our common stock should consult their tax advisors with respect to the application of United States federal income and estate tax laws to their particular circumstances, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.

 United States holder.

  As used herein, the term "United States holder" means a beneficial owner of notes, exchangeable shares or common stock that is a "United States person" for United States federal income tax purposes. A "United States person" is:

  . a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or who meets the "substantial presence" test under Section 7701(b) of the Code;

  . a corporation or partnership, including entities treated as corporations or partnerships for federal income tax purposes, created or organized in the United States or under the laws of the United States, any state, or the District of Columbia;

  . an estate the income of which is subject to Unites States federal income taxation regardless of its source; or

  . a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

  Conversion of notes. A United States holder will generally not recognize gain or loss upon conversion of notes into our common stock except with respect to cash received in lieu of fractional shares, or any amounts attributable to accrued and unpaid interest on the notes, which latter amounts will be treated as interest for United States federal income tax purposes. Cash paid in lieu of a fractional share of common stock upon a conversion of notes will result in a United States holder recognizing gain or loss, which will be capital gain or loss to the extent that the amount of such cash exceeds or is exceeded by the portion of the adjusted tax basis of a note allocable to such fractional share. The United States holder's tax basis in the common stock received upon such conversion will be the same as such holder's adjusted tax basis in the notes at the time of the conversion, reduced by the portion of the holder's adjusted tax basis in the notes allocated to any fractional share of common stock exchanged for cash, and the holding period for the common stock received upon the conversion will include the holding period of the notes that were converted.

  Exchange of exchangeable shares. A United States holder will generally recognize capital gain or loss upon the exchange of exchangeable shares for shares of our common stock equal to the difference between the fair market value of shares of common stock received, other than common stock received for declared but unpaid dividends, and such holder's adjusted tax basis in the exchangeable shares surrendered in the exchange. Alternatively, an exchange by a United States holder of exchangeable shares for common stock may be characterized as a tax-free exchange, except to the extent of common stock received for declared but unpaid dividends, if the exchangeable shares are treated as our stock or are treated as having been acquired by Mattel in exchange for common stock in a transaction that qualifies as a reorganization under the Code. It is not possible to predict whether the exchangeable shares would be characterized as our stock, or whether an exchange of exchangeable shares for common stock would otherwise qualify as a tax-free exchange, because such characterization may be dependent upon future events. If an exchange of exchangeable shares for common stock qualifies as a tax-free exchange, a United States holder will not recognize gain or loss upon the exchange, will have a tax basis in the common stock received in the exchange equal to such holder's adjusted tax basis in the exchangeable shares surrendered, and will have a holding period in the common stock which includes the holding period in the exchangeable shares.

  Regardless of whether an exchange of exchangeable shares for common stock is taxable or tax-free, a United States holder will recognize ordinary income to the extent of common stock received in the exchange for declared but unpaid dividends on the exchangeable shares. A United States holder's holding period in shares of common stock received for declared but unpaid dividends on the exchangeable shares will begin on the day after the exchange.

  Canadian tax, if any, imposed on an exchange of exchangeable shares for common stock may be available as a credit against a United States holder's United States federal income tax liability, subject to applicable limitations. A United States holder who is not eligible for a credit may be able to deduct the Canadian taxes paid, if any, in computing United States federal income subject to tax.

  Dividends on common stock. The amount of any distribution by us in respect of our common stock will be equal to the amount of cash and the fair market value, on the date of distribution, of any property distributed. Generally, any such distributions to a United States holder of our common stock will be treated:

  . first, as a dividend to the extent of our current and accumulated earnings and profits;

  . next, as a tax-free return of capital to the extent of the holder's adjusted tax basis in our common stock; and

  . thereafter as gain from the sale of exchange of such stock.

  A United States holder will generally recognize ordinary income to the extent that any distribution we make is treated as a dividend, and will generally recognize capital gain to the extent that any distribution we make is treated as gain from the sale or exchange of the holder's common stock.

 Non-United States holders.

  As used herein, the term "Non-United States holder" means any beneficial owner of our common stock that is not a United States holder.

  Conversion of notes. A Non-United States holder will generally not recognize gain or loss upon a conversion of notes into our common stock. However, cash paid in lieu of a fractional share of our common stock upon a conversion of notes may result in recognition of gain or loss that would be subject to rules discussed below applicable to a Non-United States holder's sale, exchange or other disposition of, or exchange of exchangeable shares for, common stock.

  Dividends on common stock. Dividends paid to a Non-United States holder of our common stock, excluding any dividends that are effectively connected with the holder's conduct of a trade or business in the United States, will be subject to United States federal withholding tax at a 30% rate or lower rate provided under an applicable income tax treaty. Under current Treasury Regulations, dividends paid to an address in a foreign country are presumed to be paid to a resident of that country, unless the payor has knowledge to the contrary, for purposes of the 30% withholding tax discussed above and, under the current interpretation of Treasury Regulations, for purposes of determining the applicability of a tax treaty rate. Under Treasury Regulations that are effective for payments made after December 31, 1999, however, Non-United States holders wishing to claim the benefit of an applicable treaty rate would be required to satisfy some certification requirements. A Non-United States holder that is eligible for a reduced rate of United States withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts currently withheld by making an appropriate claim for refund with the Internal Revenue Service.

  Except to the extent that an applicable tax treaty otherwise provides, a Non-United States holder will be taxed in the same manner as a United States holder on dividends paid that are effectively connected with the conduct of a trade or business in the United States by the Non-United States holder. If such Non-United States holder is a foreign corporation, it may also be subject to a United States branch profits tax on such effectively connected income at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Even though such effectively connected dividends are subject to United States federal income tax, and may be subject to the branch profits tax, they will not be subject to United States withholding tax if the holder delivers a properly completed IRS Form 4224 to us or our paying agent.

  Disposition of common stock; exchange of exchangeable shares. A Non-United States holder generally will not be subject to United States federal income tax or withholding tax on any gain recognized on the sale, exchange or other disposition of our common stock, or upon the exchange of exchangeable shares for common stock, unless:

  (a) such gain is effectively connected with the conduct of a United States trade or business by the Non-United States holder and, if a tax treaty applies, attributable to a United States permanent establishment maintained by the Non-United States holder;

  (b) in the case of a Non-United States holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition and the individual either has a "tax home" in the United States or the gain is attributable to an office or other fixed place of business maintained by the individual in the United States; or

  (c) the holder is subject to tax pursuant to the provisions of the Code applicable to some United States expatriates.

  If an individual Non-United States holder is described in (a) or (c) above, the holder will be taxed on the net gain derived from the sale, exchange, or other disposition under regular United States federal income tax rates. If an individual Non-United States holder is described in (b) above, the holder generally will be subject to withholding tax at a 30% rate on the gain derived from the sale, exchange, or other disposition, which gain may be offset by such holder's United States capital losses. If a Non-United States holder that is a corporation is described under (a) above, it will be taxed on such gain under regular graduated United States federal income tax rates and, in addition, under some circumstances will be subject to the 30% branch profits tax discussed above, unless it qualifies for a lower rate under an applicable income tax treaty.

  Our discussion of the United States federal income tax consequences of a sale or other disposition of our common stock by a Non-United States holder assumes that we are not and have not been at any time a "United States real property holding corporation" (a "USRPHC"), and our stock does not constitute a "United States real property interest" (a "USRPI"), as each are defined in Section 897(c) of the Code. Under present law, we would be a USRPHC if (i) the fair market value of our United Stated real property interests is at least equal to
(ii) 50% of the sum of the fair market value of our United States real property interests, our interests in real property located outside the United States, and our other assets which are used or held or use in a trade or business.

  We have determined that we are not a USRPHC and do not expect to become one in the future. However, if we were a USRPHC at any time during the shorter of the five-year period preceding a Non-United States holder's disposition of common stock and the period during which such holder held the common stock, and provided the common stock is "regularly traded on an established securities market" for tax purposes, our common stock would constitute a USRPI to the Non-United States holder if such holder held, directly or indirectly, common stock with a fair market value in excess of 5% of the fair market value of all our common stock outstanding at any time during the shorter of the periods described above. In such a case, the Non-United States holder would be subject to a withholding tax of 10% of the proceeds of any disposition of the holder's common stock.

  Federal estate tax consequences to a Non-United States holder. Shares of our common stock actually or beneficially held (other than through a foreign corporation) by an individual Non-United States holder at the time of his or her death, or previously transferred subject to some retained rights or powers, will be included in the value of such holder's gross estate for United States federal estate tax purposes unless otherwise provided by an applicable estate tax treaty.

 Information reporting and backup withholding.

  General. Certain "reportable payments" we make with respect to our common stock may be subject to information reporting requirements and backup withholding tax at a rate of 31%. We must annually report to the Internal Revenue Service and to each United States and Non-United States holder the amount of dividends paid to such holder and the amount of tax withheld on such amounts. These information reporting requirements apply regardless of whether we are required to withhold tax on any dividends we pay to any holder. Additionally, copies of the information returns reporting any dividends paid and backup withholding tax collected may be made available to the tax authorities in the country in which a Non-United States holder resides, pursuant to an applicable income tax treaty.

  United States holders. United States holders are generally not subject to backup withholding tax unless the United States holder:

  . fails to furnish or certify a proper taxpayer identification number to the payor in the manner requested;

  . is notified by the Internal Revenue Service of a failure to report payment of dividends and interest properly; or

  . under some circumstances, fails to certify that the holder has not been notified by the Internal Revenue Service that the holder is subject to backup withholding for failure to report dividend and interest payments.

  Non-United States holders. Dividends paid to a Non-United States holder that are subject to the 30% or reduced treaty rate of withholding previously discussed will be exempt from backup withholding. Otherwise, backup withholding may apply to dividends paid to Non-United States holders that are not "exempt recipients" and that fail to provide some information regarding their foreign status in the manner required by the Code and applicable Treasury Regulations. If paid to an address outside the United States, dividends on common stock held by a Non-United States holder will generally not be subject to backup withholding. However, under Treasury Regulations generally applicable to dividend payments made after December 31, 1999, dividend payments to a Non-United States holder will be subject to backup withholding unless applicable certification requirements are satisfied.

  Information reporting requirements and backup withholding will not apply to any exchange of exchangeable shares or the payment of the proceeds of the sale of our common stock by a Non-United States holder effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury Regulations), unless such broker:

  (a) is a United States person;

  (b) is a foreign person that derives 50% or more of its gross income for some periods from the conduct of a trade or business in the United States;

  (c) is a controlled foreign corporation for United States federal income tax purposes; or

  (d) for taxable years beginning after December 31, 1999, is a partnership in which one or more United States persons in the aggregate own more than 50% of the income or capital interests, or the partnership is engaged in a trade or business in the United States.

  Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (a) through (d) above will not be subject to backup withholding, but will be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a Non-United States holder and some other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding, unless the beneficial owner of common stock:

  . provides a Form W-8 (or a suitable substitute form) signed under penalties of perjury that includes its name and address and certifies as to its Non-United States holder status; or

  . is a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and provides a statement to us or its agent under penalties of perjury in which it certifies that a Form W-8 (or a suitable substitute form) has been received by it from the Non-United States holder or qualifying intermediary and furnishes us or its agent with a copy thereof.

  Backup withholding is not an additional tax. Any amounts withheld from a payment to a holder of our common stock under the backup withholding rules will be allowed as a credit against such holder's United States federal income tax and may entitle the holder to a refund, provided that the holder furnishes required information to the Internal Revenue Service.

  New withholding regulations. New Treasury Regulations regarding the information reporting and withholding rules applicable to Non-United States holders are generally effective for payments made after December 31, 1999, subject to some transition rules. These new Treasury Regulations do not significantly alter the substantive withholding and information reporting requirements but rather unify current certification procedures and forms and clarify reliance standards. These regulations also alter the procedures for claiming benefits of an income tax treaty, clarify the duties of United States payors making payments to foreign persons and modify the rules concerning withholding on payments made to foreign persons through foreign intermediaries. On January 15, 1999 the Internal Revenue Service issued Notice 99-8, proposing some changes to these new Treasury Regulations for non-resident aliens and foreign corporations and providing a model "qualified intermediary" withholding agreement to be entered into with the Internal Revenue Service to allow some institutions to certify on behalf of their Non-United States person customers or account holders investing in United States securities. Non-United States holders should consult their tax advisors regarding the impact, if any, of these new Treasury Regulations on their acquisition, holding, and disposition of our common stock.

                      WHERE YOU CAN FIND MORE INFORMATION

  We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements and other information we file with the SEC at the SEC's public reference rooms at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. Our common stock is listed on both the New York Stock Exchange and the Pacific Exchange, Inc. You may obtain information and reports about us from each of these exchanges.

  We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended. This prospectus is part of that registration statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents:

  . Registration Statement on Form S-4, as amended, File No. 333-71587;

  . Annual Report on Form 10-K for the year ended December 31, 1997;

  . Quarterly Reports on Form 10-Q and Form 10-Q/A for the quarters ended
    March 31, 1998, June 30, 1998 and September 30, 1998;

  . Current Reports on Form 8-K filed on January 23, 1998, February 5, 1998,
    April 17, 1998, June 16, 1998, July 16, 1998, July 21, 1998, August 21,
    1998, September 30, 1998, October 29, 1998, November 16, 1998, December 15, 1998 and February 3, 1999;

  . Registration Statements on Form 8-A and Form 8-A/A, dated February 12,
    1992 and March 9, 1992, respectively;

  . Annual Report of The Learning Company, Inc. on Form 10-K and Form 10-K/A for the fiscal year ended January 3, 1998;

  . Quarterly Reports of The Learning Company, Inc. on Form 10-Q for the fiscal quarters ended April 4, 1998, July 4, 1998 and October 3, 1998;

  . Current Reports of The Learning Company, Inc. on Form 8-K and Form 8-K/A dated March 12, 1998, March 27, 1998, June 21, 1998, July 24, 1998,
    August 31, 1998, December 13, 1998 and January 11, 1999; and

  . Registration Statement of The Learning Company, Inc. on Form 8-A dated
    October 29, 1996.

  We are also incorporating by reference all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of the offering.

  We may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the Securities and Exchange Commission. Documents incorporated by reference are available from us without charge, excluding all exhibits unless they are specifically incorporated by reference in this document. Stockholders may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                                  Mattel, Inc.
                      Attention: Robert Normile, Secretary
                           333 Continental Boulevard
                              El Segundo, CA 90245
                           Telephone: (310) 252-2703

                                 LEGAL MATTERS

  Certain legal matters in connection with the common stock offered hereby are being passed upon for Mattel by Lee B. Essner, Esquire, Assistant General Counsel and Assistant Secretary of Mattel. Certain federal U.S. tax consequences are being passed upon for Mattel by Latham & Watkins, Los Angeles, California. Certain Canadian federal income tax consequences are being passed upon for Mattel by Osler, Hoskin and Harcourt, Toronto, Canada.

                                    EXPERTS

  Our consolidated financial statements incorporated into this prospectus by reference to our Annual Report on Form 10-K for the 1997 fiscal year have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, in reliance upon the authority of said firm as experts in auditing and accounting and, with respect to the historical financial statements of Tyco Toys, Inc. for the years ended December 31, 1996 and 1995, in reliance on the report of Deloitte & Touche LLP, independent auditors, in reliance upon the authority of said firm as experts in accounting and auditing. The consolidated financial statements of The Learning Company, Inc. incorporated by reference into this prospectus by reference to Learning Company's Annual Report on Form 10-K/A for the 1997 fiscal year and the audited, supplemental consolidated financial statements included in Learning Company's Form 8-K/A filed on November 4, 1998 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent certified public accountants, in reliance upon the authority of said firm as experts in auditing and accounting.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other expenses of issuance and distribution.

  The expenses, other than underwriting discounts and commissions, in connection with the offering of the securities being registered are set forth below. All of such expenses are estimates.

     SEC registration fee.............................................. $78,335
                                                                        -------
     Accounting fees and expenses......................................    *
     Legal fees and expenses...........................................    *
     Listing fees......................................................    *
     Miscellaneous.....................................................    *
                                                                        -------
       Total........................................................... $  *
                                                                        =======

--------
* To be completed by amendment.

Item 15. Indemnification of directors and officers.

  Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify, subject to the standards set forth therein, any person who was or is a party in any action in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person is or was a director, officer, employee or agent of such corporation, or is or was serving as such with respect to another entity at the request of such corporation. The Delaware General Corporation law also provides that a Delaware corporation may purchase insurance on behalf of any such director, officer, employee or agent.

  We have adopted provisions in Article Seventh of our Restated Certificate of Incorporation, as amended, which require us to indemnify any and all persons whom we have the power to indemnify pursuant to the Delaware General Corporation Law against any and all expenses, judgments, fines, amounts paid in settlement, and any other liabilities to the fullest extent permitted by the Delaware General Corporation Law.

  Article Seventh of the Certificate of Incorporation also empowers us by action of our board of directors to purchase and maintain insurance, at our expense, to protect ourself and such persons against any such expense, judgment, fine, amount paid in settlement or other liability, whether or not we would have the power to indemnify any such individual under the Delaware General Corporation Law.

  In addition, Section 1 of Article VI of our Bylaws requires that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whim he or she is the legal representative, is or was our director, officer, employee or agent or is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefits plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by us to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits us to provided broader indemnification rights than the law permitted us to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except for claims by such persons for non-payment of entitled indemnification claims against us, we shall indemnify such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by our board of directors, Article VI of the Bylaws specifies that the right to indemnification so provided is a contract right, sets forth some procedural and evidentiary standards applicable to the enforcement of a claim under Article VI of the Bylaws, entitles the persons to be indemnified to be reimbursed for the expenses of prosecuting any such claim against us and entitles them to have all expenses incurred in advance of the final disposition of a proceeding paid by us. Such provisions, however, are intended to be in furtherance and not in limitation of the general right to indemnification provided in the Certificate of Incorporation.

  We have entered into indemnity agreements with some of our directors, including directors who are also our officers and employees, and some of our senior officers. The indemnity agreements provide that we will pay any costs which an indemnitee actually and reasonably incurs because of claims made against him or her by reason of the fact that he or she is or was our director or officer. The payments to be made under the indemnity agreements include, but are not limited to, expense of investigation, judicial or administrative proceedings or appeals, damages, judgments, fines, amounts paid in settlement, and attorneys' fees and disbursements, except we are not obligated to make any payment under the indemnity agreements which we are prohibited by law from paying as indemnity, or where (a) indemnification is provided to an indemnitee under an insurance policy, except for amounts in excess of insurance coverage,
(b) the claim is one for which an indemnitee is otherwise indemnified by us,
(c) final determination is rendered in a claim based upon the indemnitee obtaining a personal profit or advantage to which he or she is not legally entitled, (d) final determination is rendered on a claim for an accounting of profits made in connection with a violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar state or common law provisions, or
(e) the indemnitee was adjudged to be deliberately dishonest.

  Section 102(b)(7) of the Delaware General Corporation Law enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any such provision cannot eliminate or limit a director's liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law (which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit.

  Article Seventh of our Certificate of Incorporation eliminates the liability of our director to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the full extent permitted by the Delaware General Corporation Law.

  Our directors and officers and those of our subsidiaries are insured under some insurance policies against claims made during the period of the policies against liabilities arising out of claims for some acts in their capacities as directors and officers of us and our subsidiaries.

Item 16.  Exhibits.

   Exhibit
   Number                         Description of Exhibit
   -------                        ----------------------
    3.1    Restated Certificate of Incorporation of Mattel, Inc. (incorporated by reference to Exhibit 3.0 to Mattel, Inc.'s Annual Report on Form
           10-K for the year ended December 31, 1993).

    3.2    Certificate of Amendment of Restated Certificate of Incorporation of
           Mattel, Inc. (incorporated by reference to Exhibit B to Mattel,
           Inc.'s Proxy Statement dated March 23, 1996).

    3.3    Certificate of Amendment of Restated Certificate of Incorporation of
           Mattel, Inc. (incorporated by reference to Exhibit B to Mattel,
           Inc.'s Proxy Statement dated March 30, 1998).

    3.4 Bylaws of Mattel, Inc., as amended to date (incorporated by reference to Exhibit 4.3 to Mattel, Inc.'s Registration Statement on
           Form S-3, Registration No. 333-36571).

   +3.5    Form of Certificate of Designations, Preferences, Rights and
           Limitations of Special Voting Preferred Stock of Mattel, Inc.

    4.1    Rights Agreement, dated as of February 7, 1992, between Mattel, Inc.
           and The First National Bank of Boston, as Rights Agent (incorporated by reference to Exhibit 1 to Mattel, Inc.'s Registration Statement on Form 8-A, dated February 12, 1992).

    4.2    Specimen Stock Certificate with respect to Mattel, Inc. Common Stock
           (incorporated by reference to Mattel, Inc.'s Current Report on Form
           8-A, dated February 28, 1996).

     4.3 Indenture dated as of October 16, 1995 between The Learning Company,
         Inc. and State Street Bank and Trust Company, as Trustee for 5-1/2%
         Senior Notes due 2000 (incorporated by reference to Exhibit 10.21 filed with The Learning Company, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1995).

     4.4 First Supplemental Indenture dated as of November 22, 1995 by and between The Learning Company, Inc. and State Street Bank and Trust
         Company, as Trustee for 5-1/2% Senior Notes due 2000 (incorporated by reference to The Learning Company, Inc.'s Registration Statement on
         Form S-3, Registration No. 333-00145).

    +4.5 Form of Second Supplemental Indenture to be entered into by Mattel, Inc. and State Street Bank and Trust Company, as Trustee.

         (Mattel, Inc. has not filed some long-term debt instruments under which the principal amount of securities authorized to be issued does not exceed 10% of the total assets of Mattel, Inc. Copies of such agreements will be provided to the Securities and Exchange Commission upon request.)

    +5.1 Form of Opinion of Lee B. Essner, Esq. as to the validity of the securities being registered.

    +8.1 Form of Opinion of Latham & Watkins as to tax matters.

    +8.2 Form of Opinion of Osler, Hoskin & Harcourt as to tax matters.

   *23.1 Consent of PricewaterhouseCoopers LLP.

   *23.2 Consent of Deloitte and Touche LLP.

   *23.3 Consent of PricewaterhouseCoopers LLP.

   +23.4 Consent of Latham & Watkins (included in Exhibit 8.1 above).

   +23.5 Consent of Osler, Hoskin & Harcourt (included in Exhibit 8.2 above).

    24.1 Power of Attorney with respect to Mattel, Inc. (contained in signature page hereto).

    99.1 Plan of Arrangement of Softkey Software Products Inc. under Section
         182 of the Business Corporations Act (Ontario) (incorporated by reference to Exhibit 4.4 of The Learning Company, Inc.'s Registration
         Statement on Form S-3, Registration No. 333-40549).

    99.2 Voting and Exchange Trust Agreement, dated as of February 4, 1994 among The Learning Company, Inc., Softkey Software Products Inc. and
         R-M Trust Company, as Trustee (incorporated by reference to Exhibit
         4.3 to The Learning Company, Inc.'s Registration Statement on Form S-
         3, Registration No. 333-40549).

    99.3 Support Agreement, dated as of February 4, 1994 between The Learning
         Company, Inc. and Softkey Software Products Inc. (incorporated by reference to Exhibit 99.4 of Mattel, Inc.'s Form S-4, Registration No.
         333-71587).

   +99.4 Form of Voting and Exchange Trust Supplement to be entered into by
         Mattel, Inc., The Learning Company, Inc., Softkey Software Products
         Inc. and                , as Trustee.

   +99.5 Form of Support Agreement Amending Agreement to be entered into by Mattel, Inc., The Learning Company, Inc. and Softkey Software Products
         Inc.

   +99.6 Form of Rights Agreement to be entered into by Softkey Software
         Products Inc., Mattel, Inc. and               , as Trustee.

--------
  * Filed herewith.
  + To be filed by amendment.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulations S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) That:

  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on March 2, 1999.

                                          MATTEL, INC.

                                                  /s/ Harry J. Pearce
                                          By: _________________________________
                                              Name: Harry J. Pearce
                                              Title:  Chief Financial Officer

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Jill E. Barad, Ned Mansour, Robert Normile, Lee B. Essner and John L. Vogelstein, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments to this Registration Statement to which this power of attorney is attached, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as they might and could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             Signature                           Title                  Date
             ---------                           -----                  ----

       /s/ Jill E. Barad             Chairman of the Board,         March 2, 1999
____________________________________  President and Chief
           Jill E. Barad              Executive Officer

      /s/ Harry J. Pearce            Chief Financial Officer        March 2, 1999
____________________________________  (Principal Financial
          Harry J. Pearce             Officer)


       /s/ Kevin M. Farr             Senior Vice President and      March 2, 1999
____________________________________  Corporate Controller
           Kevin M. Farr              (Principal Accounting
                                      Officer)


             Signature                           Title                  Date
             ---------                           -----                  ----

      /s/ Dr. Harold Brown           Director                       March 2, 1999
____________________________________
          Dr. Harold Brown


     /s/ Tully M. Friedman           Director                       March 2, 1999
____________________________________
         Tully M. Friedman

     /s/ Joseph C. Gandolfo          Director and President,        March 2, 1999
____________________________________  Worldwide Manufacturing
         Joseph C. Gandolfo           Operations

       /s/ Ronald M. Loeb            Director                       March 2, 1999
____________________________________
           Ronald M. Loeb

        /s/ Ned Mansour              Director and President,        March 2, 1999
____________________________________  Corporate Operations and
            Ned Mansour               General Counsel

     /s/ Dr. Andrea L. Rich          Director                       March 2, 1999
____________________________________
         Dr. Andrea L. Rich

    /s/ William D. Rollnick          Director                       March 2, 1999
____________________________________
        William D. Rollnick

    /s/ Pleasant T. Rowland          Vice-Chairman of the Board     March 2, 1999
____________________________________  and President, Pleasant
        Pleasant T. Rowland           Company

  /s/ Christopher A. Sinclair        Director                       March 2, 1999
____________________________________
      Christopher A. Sinclair

       /s/ Bruce L. Stein            Director, President, Mattel    March 2, 1999
____________________________________  Worldwide and Chief
           Bruce L. Stein             Operating Officer

     /s/ John L. Vogelstein          Director                      March 2 , 1999
____________________________________
         John L. Vogelstein


                                 EXHIBIT INDEX

   Exhibit
   Number                         Description of Exhibit
   -------                        ----------------------
    3.1    Restated Certificate of Incorporation of Mattel, Inc. (incorporated by reference to Exhibit 3.0 to Mattel, Inc.'s Annual Report on Form
           10-K for the year ended December 31, 1993).

    3.2    Certificate of Amendment of Restated Certificate of Incorporation of
           Mattel, Inc. (incorporated by reference to Exhibit B to Mattel,
           Inc.'s Proxy Statement dated March 23, 1996).

    3.3    Certificate of Amendment of Restated Certificate of Incorporation of
           Mattel, Inc. (incorporated by reference to Exhibit B to Mattel,
           Inc.'s Proxy Statement dated March 30, 1998).

    3.4 Bylaws of Mattel, Inc., as amended to date (incorporated by reference to Exhibit 4.3 to Mattel, Inc.'s Registration Statement on
           Form S-3, Registration No. 333-36571).

   +3.5    Form of Certificate of Designations, Preferences, Rights and
           Limitations of Special Voting Preferred Stock of Mattel, Inc.

    4.1    Rights Agreement, dated as of February 7, 1992, between Mattel, Inc.
           and The First National Bank of Boston, as Rights Agent (incorporated by reference to Exhibit 1 to Mattel, Inc.'s Registration Statement on Form 8-A, dated February 12, 1992).

    4.2    Specimen Stock Certificate with respect to Mattel, Inc. Common Stock
           (incorporated by reference to Mattel, Inc.'s Current Report on Form
           8-A, dated February 28, 1996).


    4.3    Indenture dated as of October 16, 1995 between The Learning Company,
           Inc. and State Street Bank and Trust Company, as Trustee for 5-1/2%
           Senior Notes due 2000 (incorporated by reference to Exhibit 10.21 filed with The Learning Company, Inc.'s Quarterly Report on Form 10-
           Q for the quarter ended September 30, 1995).

    4.4 First Supplemental Indenture dated as of November 22, 1995 by and between The Learning Company, Inc. and State Street Bank and Trust
           Company, as Trustee for 5-1/2% Senior Notes due 2000 (incorporated by reference to The Learning Company, Inc.'s Registration Statement on Form S-3, Registration No. 333-00145).

   +4.5 Form of Second Supplemental Indenture to be entered into by Mattel, Inc. and State Street Bank and Trust Company, as Trustee.

           (Mattel, Inc. has not filed some long-term debt instruments under which the principal amount of securities authorized to be issued does not exceed 10% of the total assets of Mattel, Inc. Copies of such agreements will be provided to the Securities and Exchange
           Commission upon request.)

   +5.1 Form of Opinion of Lee B. Essner, Esq. as to the validity of the securities being registered.

    +8.1 Form of Opinion of Latham & Watkins as to tax matters.

    +8.2 Form of Opinion of Osler, Hoskin & Harcourt as to tax matters.

   *23.1 Consent of PricewaterhouseCoopers LLP.

   *23.2 Consent of Deloitte and Touche LLP.

   *23.3 Consent of PricewaterhouseCoopers LLP.

   +23.4 Consent of Latham & Watkins (included in Exhibit 8.1 above).

   +23.5 Consent of Osler, Hoskin & Harcourt (included in Exhibit 8.2 above).

    24.1 Power of Attorney with respect to Mattel, Inc. (contained in signature page hereto).

    99.1 Plan of Arrangement of Softkey Software Products Inc. under Section
         182 of the Business Corporations Act (Ontario) (incorporated by reference to Exhibit 4.4 of The Learning Company, Inc.'s Registration
         Statement on Form S-3, Registration No. 333-40549).

    99.2 Voting and Exchange Trust Agreement, dated as of February 4, 1994 among The Learning Company, Inc., Softkey Software Products Inc. and
         R-M Trust Company, as Trustee (incorporated by reference to Exhibit
         4.3 to The Learning Company, Inc.'s Registration Statement on Form S-
         3, Registration No. 333-40549).

    99.3 Support Agreement, dated as of February 4, 1994 between The Learning
         Company, Inc. and Softkey Software Products Inc. (incorporated by reference to Exhibit 99.4 of Mattel, Inc.'s Form S-4, Registration No.
         333-71587).

   +99.4 Form of Voting and Exchange Trust Supplement to be entered into by
         Mattel, Inc., The Learning Company, Inc., Softkey Software Products
         Inc. and                , as Trustee.

   +99.5 Form of Support Agreement Amending Agreement to be entered into by Mattel, Inc., The Learning Company, Inc. and Softkey Software Products
         Inc.

   +99.6 Form of Rights Agreement to be entered into by Softkey Software
         Products Inc., Mattel, Inc. and               , as Trustee.

--------
  * Filed herewith.
  + To be filed by amendment.